UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 7, 2009

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia

(State or Other Jurisdiction of Incorporation)

000-30406	58-2210668

(Commission File Number)	(I.R.S. Employer Identification No.)

9825 Spectrum Drive, Building 3
Austin, Texas 78717

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 9, 2009, HealthTronics, Inc. (the “Company”) made a proposal (subject to negotiation of a definitive merger agreement and due diligence) to Endocare, Inc. (“Endocare”) to acquire all of Endocare’s outstanding common stock for $1.25 per share, with Endocare stockholders having the ability to elect to receive either cash or Company common stock as consideration. Endocare has entered into a merger agreement with Galil Medical Ltd. (“Galil”) pursuant to which Endocare would acquire Galil. Concurrently with the closing of the Endocare-Galil merger, Endocare would issue up to 16,250,000 shares of its common stock for $1.00 per share to certain Galil and Endocare stockholders. Immediately following such transactions, the Galil stockholders would own approximately 61.5%, and the existing Endocare stockholders would own approximately 38.5%, of the combined company. The Endocare Board of Directors has determined that the Company’s proposal could reasonably be expected to lead to a “superior proposal” as defined in such merger agreement, and the Endocare Board is in the process of further evaluating the Company’s proposal. Based on Endocare’s Amendment No. 6 to its Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 5, 2009, (1) as of the time of such filing, the Endocare Board continues to believe the Endocare-Galil merger is in the best interests of the Endocare stockholders and (2) in accordance with its fiduciary duties, the Endocare Board believes a full assessment of the Company’s proposal should be conducted before making a final determination regarding the Company’s proposal. The Endocare stockholders’ meeting to approve the Endocare-Galil merger has been set for June 5, 2009. No assurances can be given that (1) the Endocare Board will determine the Company’s proposal is superior to the proposed Endocare-Galil merger or (2) if such a determination is made, that a transaction between the Company and Endocare will be completed.

NOTICE

No assurances can be given regarding whether any definitive agreement between the Company and Endocare will be reached or whether any transaction between the Company and Endocare will be completed. If such an agreement is reached, the Company will file a Registration Statement on Form S-4 with the SEC containing information about the proposed transaction and related matters. Such Registration Statement on Form S-4 and the prospectus to be included in the Form S-4 have not yet been filed. If such an agreement is reached, stockholders are urged to read the prospectus carefully, as it would contain important information that stockholders should understand before making a decision. The prospectus (if and when a final version is available), as well as other future filings containing information about any such proposed transaction, would be accessible without charge at the SEC’s website (www.sec.gov). Copies of the prospectus, if and when available, would also be obtainable, without charge, from HealthTronics, Inc., 9825 Spectrum Drive, Building 3, Austin, Texas 78717, attention: Richard Rusk.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: May 7, 2009	By:	/s/ Richard A. Rusk

	Name: Title:	Richard A. Rusk Interim Chief Financial Officer, Vice President & Controller